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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-47485 of Scheid Vineyards Inc. on Form S-8 of our report dated March 19, 2001 appearing in this Annual Report on Form 10-KSB of Scheid Vineyards Inc. for the year ended December 31, 2000.




/s/ DELOITTE & TOUCHE LLP
-------------------------
Los Angeles, California
March 23, 2001